RELEASE AND SEPARATION AGREEMENT
THIS AGREEMENT, made and entered into this the 9th day of November, 1995, by and between LOWE'S COMPANIES, INC., a North Carolina corporation, Party of the First Part, (hereinafter referred to as "Lowe's") and HARRY B. UNDERWOOD ll, a resident of Forsyth
County,  North  Carolina,  Party  of  the  Second   Part, (hereinafter
referred to as "Underwood").

                           WITNESSETH:

      WHEREAS,  Underwood  was employed by Lowe's as Senior Vice
President  and Treasurer (CFO); and
      WHEREAS, the parties have agreed to terminate the employment relationship; and
      WHEREAS,  the  parties  have agreed to the terms and  provisions of  this Agreement, and the parties desire to reduce their agreement to writing;
      NOW,  THEREFORE, for good and valuable consideration, the
sufficiency  and receipt  of which is hereby acknowledged, the parties do hereby agree, covenant, and stipulate as follows:
      1.   Termination  of  Employment.  Underwood's  employment   with
Lowe's terminated  on  Friday, October 13, 1995. Current salary has been  paid  through that date.
      2.  Severance Benefits. Lowe's agrees to make the following payments  (the "Severance Benefits"), as follows:
        A.    Three Hundred Fifty Thousand Dollars ($350,000.00)
      payable in six installments, as follows: (i) $70,000.00 upon the Effective Date of this Agreement, as hereinafter defined; and
      (ii) five monthly installments,  in the  amount  of  $56,000.00 each, payable on the fifth day of December, 1995, and on the fifth day of each successive month thereafter, through and including the fifth day of April, 1996. Each installment shall be paid by direct deposit to a bank account designated by Underwood, and Underwood shall furnish such information and documentation as is reasonably required by Lowe's to establish such direct deposit. At Underwood's option, however, the first installment may be paid by check.

        B. Additionally, Lowe's agrees to pay up to an additional Sixteen Thousand Dollars ($ 16,000.00) in consulting fees (i) for services to be rendered by Kaplan DeVries, Inc. after October
      4, 1995  and/or  (ii)  by Brewer,  Drake,  Beam & Morin to
      Underwood for up to six (6) months of outplacement services. Underwood shall have the right, in his reasonable discretion, todetermine which consulting services he desires to obtain and how such consulting fees shall be allocated and expended, subject to the amount limitation set forth herein .

        C. The Severance Benefits shall only become payable after the expiration of the time periods defined in paragraph 9 entitled "Right to Revoke Agreement" and upon the full execution of this Agreement and Underwood not exercising the right to revoke this Agreement during the revocation period (the "Effective Date"). Underwood acknowledges that Lowe's shall withhold from the Severance Benefits all amounts required by the appropriate taxing authorities and that Lowe's shall issue the appropriate W-2 tax form to Underwood. Lowe's agrees that it shall pay the employer's share of all taxes applicable to the Severance Benefits, including, but not limited to, social security and Medicare taxes.

      3. Noncompetition. In consideration of payment by Lowe's of the Severance Benefits provided for herein, Underwood does covenant and agree with Lowe's that Underwood shall not, in any manner whatsoever for the period defined herein, compete against Lowe's by consulting for, being employed by, or providing Confidential Business Information (as hereafter defined) to the following entities: The Home Depot, Inc.; Hechinger Co.; Home Quarters Warehouse, Inc.; Builders Square and its parent company, K-mart Corp.; Payless Cashways, Inc. and its subsidiaries, Furrow Building Materials, Knox Lumber, Lumberjack Stores, and Somerville Lumber & Supply Co., Inc.; Waban, Inc.; HomeBase, Inc.; Menard, Inc.; Wal-mart Stores, Inc.; and/or any affiliates, parent companies, or subsidiaries of any of these entities that are now or hereafter,
during the term  of  this Agreement,   engaged  in  a  specialty
retail hardware business (hereinafter collectively referred to as "Competitors"). This covenant of noncompetition shall prohibit the providing by Underwood of Confidential Business Information, consultation, advice, or opinion directly (or, with knowledge or intent, indirectly) to these Competitors. The period of this noncompetition agreement shall commence on October 5, 1995 and extend through and include April 5, 1996 (the "Noncompetition Period"). Underwood has not provided, prior to the date of this Agreement, and shall not provide, during the Noncompetition Period, any Confidential Business Information to the Competitors. These provisions for noncompetition shall not prohibit Underwood from being employed by or consulting for other business entities not named above as Competitors that might compete with Lowe's.
      4. Confidentiality. Underwood acknowledges that during his employment by Lowe's, he has had access to proprietary business information, including information concerning the financial affairs, operating procedures, business plans and policies of Lowe's ("Confidential Business Information"), which Lowe's reasonably and in good faith considers its trade secrets and which may include, but are not limited to,
                                2
non-public financial information, business plans, policies and procedures, expansion schedules or locations, confidential in-house operational procedures and projectionsof Lowe's. Underwood agrees that, during the Noncompetition Period, he shall notremove, disclose, distribute, disseminate, or in any way use any Confidential Business Information obtained during his employment by Lowe's and will not, directly (or, with knowledge or intent, indirectly), disclose
any Confidential   Business  Information  to  anyone  (except  pursuant
to   legal compulsion),  and  in  particular will not disclose  such to any Competitors. Underwood shall leave at Lowe's and return to Lowe's any documents, materials, computer disks, papers, or other information of any nature whatsoever (including both copies and originals) that may reasonably be considered to be Confidential Business Information.


            Lowe's and Underwood agree to keep the terms and provisions of this Agreement confidential and shall not divulge the contents of this Agreement to third persons (other than their legal representatives), except as necessary to enforce this Agreement or as necessary to comply with law or regulations, such as the rules governing the disclosure of such agreements by the securities laws of the United States or any state thereof. Lowe's and Underwood agree that any filing of this Agreement by Lowe's with the Securities
Exchange Commission pursuant to its rules and regulations and the disclosure of this Agreement and certain terms thereof shall not be deemed a breach of the confidentiality provisions of this Agreement by either party. Any public knowledge or disclosure that results from such filing or disclosure required by securities laws shall not be considered a breach of this Agreement and will not excuse either party from performance of their obligations under the terms of this Agreement.
      5. Non-lnterference. Underwood agrees that he shall not directly (or, with knowledge or intent, indirectly) interfere with any of the relationships of Lowe's with any of its employees, suppliers or customers, or any governmental entities. Lowe's agrees that it shall not directly (or, with knowledge or intent, indirectly) interfere with any relationship of Underwood with any other person.
      6. General Release. In consideration of the payment in full of the Severance Benefits, Underwood hereby irrevocably and unconditionally releases, acquits, and forever discharges Lowe's, as well as each of Lowe's officers, directors, employees, subsidiaries, and agents (Lowe's and Lowe's officers, directors, employees, subsidiaries and agents being collectively referred to herein as the "Releasees"), or any of
them,  from  any  and  all  charges, complaints,    claims,
liabilities,   obligations,   promises,    agreements, controversies,
damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or equity, arising out of Underwood's employment with Lowe's or the termination of Underwood's employment with Lowe's (other than any claim arising out of the breach by Lowe's
                                3
of  the  terms  of  this Agreement), including, without limitation, all claims asserted or that could be asserted against Lowe's in any charge and any claims arising from any alleged violation by the Releasees of any federal, state, or local statutes, ordinances,or common law, including, but not limited to, the Age Discrimination in Employment Act, Title Vll of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Civil Rights Act of 1866, and any other employment discrimination laws, as well as any other claims based on constitutional, statutory, common law, or regulatory grounds, as well as any claims based on theories of retaliation, wrongful or constructive discharge, breach of contract or implied covenant, fraud, misrepresentation, intentional and/or negligent infliction of emotional distress, or defamation ("Claim" or "Claims"), which Underwood now has, owns, or holds, or claims to have, own, or hold, or which Underwood had, owned, or held, or claimed to own at any time
before execution of this Agreement, against any or all   of  the
Releasees. Notwithstanding the foregoing, however, Underwood specifically does not release any right to or claim for payment of any and all vested and nonforfeitable benefits, payments, or stock rights, including, without limitation, all rights, if any, under Lowe's ESOP and 401 (k) plans.

      7. Consultation with Attorney. Underwood acknowledges that he has consulted with his own attorney prior to entering into this Agreement and that he was afforded sufficient time to undertake such consultation.

      8. Period of Consultation. Underwood acknowledges that Lowe's provided him a period of at least twenty-one (21) days to consider this Agreement and to decide whether to accept or reject it.

      9. Right to Revoke Agreement. This Agreement will not become effective or enforceable for a period of seven (7) days from the date of its acceptance and execution by Underwood as indicated below. During the seven-day period, Underwood shall have the right to change his decision and to revoke this Agreement. No money and/or benefits payable solely by virtue of this Agreement shall be made during the seven-day revocation period. Upon the completion of such seven (7) day period without a revocation by Underwood, this Agreement shall become effective and legally binding on all parties hereto. The day following the end of such revocation period shall be deemed to be the "Effective Date" of this Agreement. Lowe's shall not have the right to revoke this Agreement during the seven-day period defined in this paragraph .

      10. Injunctive Relief. Lowe's and Underwood stipulate and agree that the provisions of paragraphs 3, 4 and 5 are of material consideration to Lowe's, and that Lowe's considers that monetary damages alone are an inadequate remedy

                                4
for any breach by Underwood of the provisions thereof. Underwood further stipulates and agrees that upon any material breach by Underwood of the provisions of paragraphs 3, 4 and 5, Lowe's shall be entitled to injunctive relief against Underwood from a court having personal jurisdiction of both Lowe's and Underwood. This paragraph shall not be deemed to limit the legal and equitable remedies of Lowe's or any claim by Lowe's for damages caused by Underwood for breach of this Agreement.

      11. Death or Disability of Underwood. Lowe's agrees that the payments described herein shall be due and payable to Underwood regardless of any subsequent disability of Underwood, and in the event of Underwood's death, these payments shall be payable to Underwood's estate, or to the person(s) designated to receive the same in Underwood's duly-probated will.
      12. Default. The parties stipulate and agree that in the event Lowe's fails to make any payment due under the provisions of paragraph 2, that Underwood shall give written notice of such failure to Lowe's, and that Lowe's shall have a period of three (3) business days from receipt of notice in which to cure such monetary default. Notice shall be given as follows:
               Leonard G. Herring, President
               Lowe's Companies, Inc.
               P. O. Box 1111
               North Wilkesboro, NC
               28656 Facsimile: (910)
               651-2073

      with a copy to:

               William C. Warden, Jr.
               General Counsel
               Lowe's Companies, Inc.
               P. O. Box 1111
               North Wilkesboro, NC
               28656 Facsimile: (910)
               651-2073

Any notice sent by United States mail shall be deemed to be delivered upon the earlier of actual receipt or three (3) days after the mailing thereof. Any notice sent by facsimile transmission shall be deemed to be delivered upon actual receipt thereof.

            In the event that Lowe's fails to cure such monetary default within the three business day period following receipt of notice, and if Underwood is not then in material breach of his obligations under this Agreement, Underwood shall be entitled to accelerate and call due all of the remaining payments under this Agreement. This paragraph shall not be deemed to limit the legal and equitable

                                    5
remedies of Underwood or any claim by Underwood for damages caused by Lowe's for breach of this Agreement.

      13. Whole Agreement. This Agreement is the whole and entire agreement between the parties and may not be amended or altered in any fashion except in writing executed by the parties.

      14. Governing Law. The interpretation and enforcement of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to any principles of conflicts of laws.

                                    6
           IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the
day and year first above written.


ATTEST:                         LOWE'S COMPANIES, INC.
By:  William C. Warden, Jr.     By:  Leonard G. Herring, President
   Secretary                       and Cheif Executive
Officer

                                Harry B. Underwood, II